Exhibit (a)(2)
Report of Independent Registered Public Accounting Firm on Schedules
The Board of Directors
Modern Woodmen of America
We have audited the statutory-basis balance sheets of Modern Woodmen of America (the Society) as of December 31, 2009 and 2008, and the related statutory-basis statements of operations, surplus, and cash flow for each of the three years in the period ended December 31, 2009, and have issued our report thereon dated April 23, 2010 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules, listed in the Exhibit Index of this Registration Statement. These schedules are the responsibility of the Society’s management. Our responsibility is to express an opinion based on our audits.
In our opinion, the financial statements referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.
/s/ Ernst & Young LLP
Des Moines, Iowa
April 23, 2010

Schedule I — Summary of Investments
Other Than Investments in Related Parties
As of December 31, 2009

			Amount at
			Which Shown
			in the
			Statement of
		Fair	Financial
Type of Investment	Cost	Value	Position
	(In Thousands)
Bonds:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$1,571,249	$1,650,879	$1,571,249
States, municipalities, and political subdivisions	292,103	284,496	292,103
Foreign governments	229	236	229
Corporate bonds	5,341,410	5,526,930	5,341,410
Hybrid securities	15,990	15,579	15,990
Mortgage and asset-backed securities	331,449	314,083	331,449

Total bonds	7,552,430	7,792,203	7,552,430

Equity securities:
Common stocks:
Industrial, miscellaneous, and all other	241,200	410,233	410,233
Mutual funds	15,842	15,842	15,842
Nonredeemable preferred stock	22,123	23,590	22,123

Total equity securities	279,165	449,665	448,198

Mortgage loans	606,062		606,062
Real estate	36,155		36,155
Certificateholders’ loans	196,000		196,000
Other invested assets	108,192		108,192

Total investments	$8,778,004		$8,947,037

See accompanying report of independent registered public accounting firm.

Schedule III — Supplementary Insurance Information
As of December 31, 2009, 2008, and 2007, and for each of the years then ended

	Future	Contractholder
	Policy	and Other
	Benefits	Certificateholder
	and Claims	Funds
	(In Thousands)
2009
Life and health insurance	$7,798,611	$31,312

2008
Life and health insurance	7,169,224	30,389

2007
Life and health insurance	6,728,117	29,846
See accompanying report of independent registered public accounting firm.

Schedule III — Supplementary Insurance Information (continued)
As of December 31, 2009, 2008, and 2007, and for each of the years then ended

			Benefits
			Claims, and
	Premiums	Net	Settlement	Other
	and Other	Investments	Expenses	Operating
	Considerations	Income (1)	(Restated)	Expenses (1)
	(In Thousands)
2009
Life and health insurance	$946,546	$487,079	$1,183,881	$164,109

2008
Life and health insurance	771,399	458,928	1,002,098	157,591

2007
Life and health insurance	596,545	434,958	795,257	180,219

(1)	Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change if different methods were applied.
See accompanying report of independent registered public accounting firm.

Schedule IV — Reinsurance
As of December 31, 2009, 2008, and 2007, and for each of the years then ended

		Ceded to
	Gross	Other	Net
	Amount	Companies	Amount
	(In Thousands)
2009
Life insurance in force	$33,680,120	$8,100,660	$25,579,460

Premiums:
Life insurance	$962,029	$(20,548)	$941,481
Supplemental contracts involving life contingencies	4,945	—	4,945
Supplemental contracts not involving life contingencies	—	—	—
Accident and health insurance	125	(4)	121

Total	$967,099	$(20,552)	$946,547

2008
Life insurance in force	$33,540,038	$7,679,603	$25,860,435

Premiums:
Life insurance	$793,436	$(26,904)	$766,532
Supplemental contracts involving life contingencies	4,727	—	4,727
Supplemental contracts not involving life contingencies	—	—	—
Accident and health insurance	146	(6)	140

Total	$798,309	$(26,910)	$771,399

2007
Life insurance in force	$33,080,688	$6,949,520	$26,131,168

Premiums:
Life insurance	$628,505	$(38,052)	$590,453
Supplemental contracts involving life contingencies	5,933	—	5,933
Supplemental contracts not involving life contingencies	—	—	—
Accident and health insurance	165	(6)	159

Total	$634,603	$(38,058)	$596,545

See accompanying report of independent registered public accounting firm.